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                                                                    EXHIBIT 21.1

                          GLOBAL IMAGING SYSTEMS, INC.
                        Direct and Indirect Subsidiaries

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                                                                 ADDITIONAL NAME(S) UNDER WHICH         JURISDICTION OF
                            NAME                                    SUBSIDIARY DOES BUSINESS              ORGANIZATION
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
American Photocopy Equipment Company of Pittsburgh             AMCOM Office Systems                  Delaware
Pacific Office Solutions, Inc. formally known as ARMDAP, Inc.  Advanced Business Machines            California
Berney, Inc. and its subsidiary:                                                                     Alabama
  N&L Enterprises, Inc.                                                                              Alabama
Capitol Office Solutions, Inc. and its subsidiaries:                                                 Delaware
  Capitol Copy Products, Inc.                                                                        Delaware
  Office Tech Incorporated                                                                           New Jersey
Carr Business Systems, Inc. and its subsidiary:                Carr Business Systems                 New York
                                                               Carr-Statewide                        New Jersey
  Advanced Business Automation, Inc.                                                                 New York
Column Office Equipment, Inc.                                                                        Illinois
Connecticut Business Systems, Inc. and its subsidiary:                                               Connecticut
  Salvey Office Systems, Inc.                                                                        Massachusetts
Conway Office Products, Inc. and its subsidiaries:                                                   New Hampshire
  Business Equipment Unlimited                                                                       Maine
  Cameron Office Products, Inc.                                                                      Massachusetts
  Eastern Copy Products, Inc.                                                                        New York
  Northeast Copier Systems, Inc.                                                                     Massachusetts
Copy Service and Supply, Inc. and its subsidiaries:                                                  North Carolina
  Atlantic Business Systems, Inc.                                                                    South Carolina
  KOSI Office Systems, Inc.                                                                          South Carolina
Distinctive Business Products, Inc.                                                                  Illinois
Duplicating Specialties, Inc.                                  Copytronix                            Oregon
                                                               Henderson's Office Systems
Electronic Systems, Inc. and its subsidiaries:                                                       Virginia
  Electronic Systems of Richmond, Inc.                                                               Virginia
  ecom.division, Inc.                                                                                Virginia
Global Imaging Finance Company                                                                       Delaware
Global Imaging Operations, Inc. *                                                                    Delaware
Global Operations Texas, L.P.                                  Felco Office Systems                  Texas
                                                               Dahill Industries                     Texas
Lewan & Associates, Inc. and its subsidiaries:                                                       Colorado
  Office Solutions, Inc.                                                                             Colorado
  Arizona Office Equipment & Supply, Inc.                                                            Arizona
Quality Business Systems, Inc.                                                                       Washington
Southern Business Communications, Inc. and its subsidiaries:                                         Georgia
  AV Presentations, Inc.                                                                             Georgia
  Brinckmann & Associates, Inc.                                                                      Georgia
  Centre Business Products, Inc.                                                                     Pennsylvania
  Daniel Communication, Inc.                                                                         Alabama
  ProView, Inc.                                                                                      North Carolina
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* a subsidiary of Global, ARMDAP, Inc., Column Office Equipment, Inc., Office
  Tech, Inc., Daniel Communications, Inc., Southern Copy Systems, Inc.,
  Distinctive Business Products, Inc., Duplicating Specialties, Inc., Carr
  Business Machines, Capitol Office Solutions, Inc., Electronic Systems of
  Richmond, Inc., Electronic Systems, Inc., Lewan & Associates, Inc., Eastern
  Copy Products, Inc., Business Equipment Unlimited, ProView, Inc., Centre
  Business Products, Inc., Connecticut Business Systems, Inc., Copy Service &
  Supply, Inc., American Photocopy Equipment Company of Pittsburgh, Berney,
  Inc., Conway Office Products Inc., Global Operations Texas, L.P. and Southern
  Business Communications, Inc.

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